Exhibit 99.1

Applied Energetics Announces Receipt of NASDAQ Letter Citing Non-Compliance with Minimum Bid Price Rules

TUCSON, Ariz.— December 15, 2010—Applied Energetics, Inc., (NASDAQ:AERG) today announced that on December 14, 2010 it received a notice from The NASDAQ Stock Market stating that the minimum bid price of the Company's common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Marketplace Rule 5550(a)(2). The notification letter has no effect at this time on the listing of the Company's common stock on The NASDAQ Capital Market. Applied Energetics common stock will continue to trade on The NASDAQ Capital Market under the symbol AERG.

The notification letter states that Applied Energetics will be afforded 180 calendar days, or until June 13, 2011, to regain compliance with the minimum closing bid requirement. In accordance with Marketplace Rule 5810(c)(3)(a), the Company can regain compliance if the closing bid price of the Company's common stock meets or exceeds $1.00 per share for at least 10 consecutive business days.

If the Company does not regain compliance by June 13, 2011, NASDAQ will provide written notification to the Company that the Company's securities are subject to delisting. In the event the Company does not regain compliance by June 13, 2011, the Company may be eligible for an additional 180 calendar day grace period if it meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market, and it provides written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

About Applied Energetics, Inc.

Applied Energetics, Inc., based in Tucson, Arizona, specializes in development and manufacture of advanced high performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered the development of Laser Guided Energy(TM) (LGE(TM)) technology, and related solutions for defense and security applications. For more information about Applied Energetics, please visit www.appliedenergetics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to: the dependence on sales of a limited number of products and the uncertainty of the timing and magnitude of government funding and orders, dependence on sales to government customers; the uncertainty of patent protection; the uncertainty of strategic alliances; the uncertainty of management tenure; the impact of third-party suppliers' manufacturing constraints or difficulties; management's ability to achieve business performance objectives, market acceptance of, and demand for, the Company's products, and resulting revenues; development and testing of technology and products; manufacturing capabilities; impact of competitive products and pricing; litigation and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," “may,” “plan,” “seek,”  “strategy,” "demonstrate," "intend," "expect," “continue,” "contemplate," "estimate," "anticipate," “will,” "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Applied Energetics undertakes no obligation to update any forward-looking statements contained in this news release.

Contact:
Investor Relations:
Kevin McGrath
Cameron Associates
212.245.4577
Kevin@cameronassoc.com